EXHIBIT 99.3
Craig Vachon Appointed Senior Vice President and General Manager of Immersion’s Touch Line of Business
SAN JOSE, Calif., Jan 15, 2009 (BUSINESS WIRE) –
Immersion Corporation (NASDAQ:IMMR), the leader in developing and licensing touch feedback technology, today announced that Craig Vachon has been appointed senior vice president and general manager of its Touch line of business. Immersion’s Touch line of business encompasses its Mobile, Touch Interface Products, and Gaming groups.
“We are moving aggressively to optimize our business for sustained growth and long-term profitability by organizing into two lines of business — Touch and Medical,” said Clent Richardson, Immersion president and CEO. “Under a fully integrated Touch line of business, we will realize functional synergies to gain speed, simplicity, and accountability. Since joining Immersion, Craig has proven his ability to organize and drive his team, advance our products, form partnerships, and achieve critical design wins. We expect his leadership to bring renewed vigor and focus to capturing the tremendous potential for our haptics technology across the global touch market.”
“The touch interface is a dominant theme in consumer electronics and user experiences of all digital devices. Immersion’s ability to shape this important piece of the user experience is both compelling and uniquely Immersion’s,” said Vachon. “With the world’s most complete haptic patent portfolio, Immersion is ideally positioned to attack this large, fast-growing, global opportunity. My mandate in this new role is to drive the expansion of Immersion’s TouchSense(R) haptic solutions into the ecosystem building and using touch-enabled products.”
Vachon was previously vice president and general manager of Immersion’s Mobility business group. He has a distinguished career in the U.S. and international mobile industry, including leadership positions at major mobile operators, as well as software, services, and technology licensing companies. His experience with wireless operators includes serving as chief operating officer of Nextel International Japan; director of business development for AT&T Wireless Services, International; vice president of sales and marketing for Birla AT&T Communications in India; and regional director of new product development for AT&T Wireless Services/McCaw Cellular in the U.S. In addition, he brings extensive experience in mobile software and services through his entrepreneurial experience in companies such as Varatouch Technology, an intellectual property company dedicated to the design of innovative analog input devices (acquired by mobile touch control provider Atrua), and Sirenic, a mobile information access software provider.
About Immersion (www.immersion.com)
Founded in 1993, Immersion Corporation is the recognized leader in developing, licensing, and marketing digital touch technology and products. Using Immersion’s advanced touch feedback technology (http://www.immersion.com/corporate/products/), electronic user interfaces are more compelling, entertaining, and in many applications, safer and more productive. Immersion’s technology has helped manufacturers develop innovative and creative solutions for products such as hundreds of video games and leading video console gaming systems, medical training simulators installed around the world, driver controls for automotive manufacturers, and mobile phones, such as those from LG and Samsung. Immersion’s patent portfolio includes over 700 issued or pending patents in the U.S. and other countries.
Forward-Looking Statements
This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.
All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including statements regarding realizing functional synergies to gain speed, simplicity, and accountability, expecting Vachon’s leadership to bring renewed vigor and focus to capturing the tremendous potential for our haptics technology across the global touch market, and Immersion being ideally positioned to attack a large, fast-growing, global opportunity; and statements of belief or assumptions underlying any of the foregoing. Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, delay in or failure to achieve commercial demand for our products or a delay in or failure to achieve the acceptance of force feedback as a critical user experience.
For a more detailed discussion of these factors and other factors that could cause Immersion’s actual results to vary materially, interested parties should review the risk factors listed in Immersion’s most current Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.
Immersion, the Immersion logo, and TouchSense are trademarks of Immersion Corporation in the U.S. and other countries. All other trademarks are the property of their respective owners.
SOURCE: Immersion Corporation
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